Exhibit 99.1

AirNet Announces First Quarter 2004 Financial Results

    MELBOURNE, Fla.--(BUSINESS WIRE)--May 13, 2004--AirNet
Communications Corporation (Nasdaq:ANCC):

    First Quarter Highlights

    --  Net 1Q Revenue was $4.0M representing a 123% increase from 1Q
        2003 levels

    -- Gross Margins for 1Q were $1.1M or 27.5% compared to a margin of $366K or 20.4% in 1Q 2003

    -- Loss from Operations was $5.3M which included $2.4M of non-cash stock option charges compared with our 1Q 2003 loss of $4.0M reflecting $71K of non-cash option charges

    -- Net Loss Attributable to Common Stock in 1Q was $6.6M or ($0.13) per share and included $1.3M (EPS impact of $0.03) of non-cash interest charges associated with the $16M Senior Secured Convertible Debt financing consummated in August 2003 and a $2.4M (EPS impact of $0.05) of non-cash stock option charges

    --  Cash Flow from Operations for the quarter was ($1.5M) vs.
        ($4.2M) in 1Q 2003

    -- Shipped our first RapidCell(TM) base station; a highly compact, rapidly deployable base station designed for secure government communications applications; and received additional purchase orders for the second RapidCell base station and AirSite(R) Backhaul Free(TM) base station from a leading aerospace and defense OEM reseller

    --  Closed a $5.5M private placement in April 2004

    AirNet Communications Corporation (Nasdaq:ANCC) today reported financial results for its first quarter ending March 31, 2004.

    Financial Results for the First Quarter

    The Company reported net revenue of $4.0 million in the first quarter, compared to $1.8 million in the first quarter of 2003. Gross margins for the first quarter were $1.1 million or 27.5% compared to year ago margins of $0.4 million or 20.4%. Operating expenses for the first quarter were $6.4 million compared to $4.3 million in the first quarter of 2003 driven primarily by a $2.4 million non-cash stock option charge in 1Q 2004. The loss from operations was $5.3 million which included the $2.4 million non-cash stock option charge that resulted from the granting of options to employees following the Senior Secured Convertible Debt transaction compared to a loss of $4.0 million including $0.07 million of non-cash stock option charges in the first quarter of 2003. The first quarter 2004 net loss attributable to common stock was $6.6 million or ($0.13) per share vs. $4.6 million loss or ($0.19) per share in 1Q 2003. The first quarter 2004 loss included non-cash interest and stock option charges totaling $3.7 million with an EPS impact of ($0.075) per share. Cash Used in Operating Activities for the first quarter of 2004 was $1.5 million, compared to a use of cash of $4.2 million in the first quarter of 2003. Financing activity for the quarter generated $1.0 million of cash primarily from the $16.0 million Senior Secured Convertible Debt financing completed in August 2003. The Company has received $12.0 million in installment payments pursuant to this debt financing through May 13, 2004.
    Per share amounts for the first quarter of 2004 results were based on 49.9 million weighted average shares and excludes shares issuable upon the conversion of the Senior Secured Convertible Debt and shares underlying outstanding options because the effect of including those shares would be anti-dilutive. The number of shares issued and outstanding and potentially dilutive totaled approximately 164 million as of March 31, 2004.

    Outlook

    For the remainder of fiscal year 2004, the Company intends to focus on the following market opportunities: 1) sales of its AdaptaCell(R) BTS 4000, including the Compact Outdoor base station, and AirSite(R) Backhaul Free(TM) base station into coverage limited markets, 2) sales of its adaptive array, SuperCapacity base station to support high capacity voice and high-speed data applications, 3) sales of its RapidCell BTS into secure government communications markets 4) sales to AirNet's OEM resellers, and 5) strategically monetizing its intellectual property through licensing opportunities. Recent product introductions and sales, including sales of the RapidCell base station, the SuperCapacity base station and the AdaptaCell compact, outdoor BTS, have been favorably received by our customers. Further revenue growth is required, if the Company is to achieve a recurring positive cash flow and profitability.
    Recently, the Company closed on a $5.5 million private placement. The proceeds will be used to fund AirNet's operations and the Company now believes it has cash to continue operations into fiscal year 2005.
    "Successful execution of our business plan and the sale of our new products are the most critical steps in AirNet's recovery and ultimately obtaining our goal of profitability. Over the last 3 years, the Company has successfully executed all of its restructuring goals through a variety of strategic programs including expense reductions, converting assets into cash and capital infusion," said Glenn Ehley, President & CEO for AirNet Communications. "Now, our challenge is to focus on cultivating and harvesting quality sales opportunities and growing revenue."

    Conference Call

    AirNet's management will host a conference call at 4:30 p.m. ET today to discuss the results and provide an outlook for the first quarter and 2004. Those interested in listening to the conference call should dial (785) 424-1051, Conference ID: AIRNET. For those who cannot participate in the live conference call, a replay will be available beginning at 6:30 p.m. ET on Thursday, March 13, 2004. The replay number for the conference call is (402) 351-0792.

    About AirNet

    AirNet Communications Corporation is a leader in wireless base stations and other telecommunications equipment that allow service operators to cost-effectively and simultaneously offer high-speed wireless data and voice services to mobile subscribers. AirNet's patented broadband, software-defined AdaptaCell(R) SuperCapacity(TM) adaptive array base station solution provides a high-capacity base station with a software upgrade path to high-speed data. The Company's AirSite(R) Backhaul Free(TM) base station carries wireless voice and data signals back to the wireline network, eliminating the need for a physical backhaul link, thus reducing operating costs. The Company's RapidCell(TM) base station provides government and military communications users with up to 96 voice and data channels in a compact, rapidly deployable design capable of processing multiple GSM protocols simultaneously. AirNet has 69 patents issued or filed and has received the coveted World Award for Best Technical Innovation from the GSM Association, representing over 400 operators around the world. More information about AirNet may be obtained by visiting the AirNet Web site at www.airnetcom.com.

    Safe Harbor Statement Under the Private Securities Litigation
Reform Act of 1995 and Other Applicable Law

    Certain statements in this news release may constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 (the Reform Act),
Section 27A of the United States Securities Act of 1933 and Section 21E of the United States Securities and Exchange Act of 1934. These forward-looking statements may relate to anticipated financial performance, management's plans and objectives for future operations, business prospects, market conditions, financial forecasts and other matters. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as "anticipate", "prospects", "believe", "estimate", "expect", "intend", "plan" and "objective" and other similar expressions. Readers should not place undue reliance on the forward-looking statements contained in this news release. Such statements are based on management's beliefs and assumptions and on information currently available to management and are subject to risks, uncertainties and changes in condition, significance, value and effect. Such risks or uncertainties include the following: there can be no assurance that the Company will be successful in obtaining new business or that any of the Company's OEM resellers will purchase any further products from the Company; that the Company may not successfully execute to its business plan in the absence of improved telecom market conditions, internal execution of product development deadlines and improved competitive capabilities in the face of declining sale prices for GSM networking equipment, that the Company's lenders may foreclose on all assets of the Company (including all intellectual property rights) in the event of a default under the security agreement associated with the senior debt financing, that installment payments on the notes sold in the financing may not be paid when due; and that the Company may not be able to continue to operate as a going concern even after the consummation of, and payment of the remaining installments due to the Company under the financing. These and other risks are detailed in reports and documents filed by the Company with the United States Securities and Exchange Commission. Such risks, uncertainties and changes in condition, significance, value and effect, many of which are beyond the Company's control, could cause the Company's actual results and other future events to differ materially from those anticipated. The Company does not, however, assume any obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.
    AirNet(R) AdaptaCell(R), and AirSite(R) are registered trademarks with the U.S. Patent and Trademark Office. The stylized AirNet mark, Super Capacity(TM), TripCap(TM), Backhaul Free(TM), TripCap(TM) and RapidCell(TM) are trademarks of AirNet. Other names are registered trademarks or trademarks of their respective holders.

    Financial Schedules

    --  Condensed Statements of Operations

    --  Cash Flow Summary

    --  Condensed Balance Sheets




                        FINANCIAL STATEMENTS
(all numbers in $000's except per share data and shares outstanding)
         (All financial information included is unaudited.)
                 CONDENSED STATEMENTS OF OPERATIONS

                                            For the three months ended
                                                    March 31,
                                                2004         2003
                                             ----------- -----------

REVENUES
 Equipment Revenues                              $2,520      $1,440
 Services Revenues                                1,485         355
                                             ----------- -----------
      Total Net Revenues                         $4,005      $1,795

COST OF REVENUES
 Equipment Cost of Revenues                       2,030       1,106
 Services Cost of Revenues                          675         323
 Write-down of excess and obsolete inventory        200           -
                                             ----------- -----------
      Total Cost of Revenues                      2,905       1,429
                                             ----------- -----------
    Gross profit                                  1,100         366

OPERATING EXPENSES (1)
 Research and development                         3,207       2,527
 Sales and marketing                                800         819
 General and administrative                       2,415         993
                                             ----------- -----------
        Total costs and expenses                  6,422       4,339
                                             ----------- -----------
LOSS FROM OPERATIONS                             (5,322)     (3,973)

OTHER (EXPENSE) INCOME
 Interest Income                                     13          28
 Non-cash debt conversion interest charge        (1,000)          -
 Interest charged on convertible debt              (342)        (52)
 Other, net                                           6           1
                                             ----------- -----------
TOTAL OTHER (EXPENSE) INCOME                     (1,323)        (23)
                                             ----------- -----------
NET LOSS                                         (6,645)     (3,996)

PREFERRED DIVIDENDS                                   -        (600)
                                             ----------- -----------

NET LOSS ATTRIBUTABLE TO COMMON STOCK           $(6,645)    $(4,596)
                                             =========== ===========

NET LOSS PER SHARE ATTRIBUTABLE TO
   COMMON STOCKHOLDERS- BASIC AND DILUTED        $(0.13)     $(0.19)
                                             =========== ===========

WEIGHTED AVERAGE SHARES OUTSTANDING - USED
   IN CALCULATING BASIC AND DILUTED LOSS
   PER SHARE                                 49,878,636  23,851,177
                                             =========== ===========


(1) Operating expenses include non-cash stock compensation expenses of $2,386 and $71 for the three months ended March 31, 2004 and 2003, respectively.


                          CASH FLOW SUMMARY

                                            For the three months ended
                                                    March 31,
                                                2004         2003
                                             ----------- -----------

CASH USED IN OPERATING ACTIVITIES               $(1,543)    $(4,192)

CASH USED BY INVESTING ACTIVITIES                  (126)        (37)

CASH PROVIDED BY FINANCING ACTIVITIES               992       4,772
                                             ----------- -----------

NET CHANGE IN CASH                                $(677)       $543
                                             =========== ===========


                      CONDENSED BALANCE SHEETS

                                              March 31,   December 31,
                                                2004          2003
                                             ----------- -----------
ASSETS
 Cash and cash equivalents                       $4,383      $5,060
 Accounts receivable - net                        3,163       3,849
 Inventories                                     11,182      11,687
 Notes receivable                                     0         257
 Other current assets                             1,029       1,262
                                             ----------- -----------
 TOTAL CURRENT ASSETS                            19,757      22,115

 PROPERTY AND EQUIPMENT, NET                      4,814       5,553

 OTHER LONG-TERM ASSETS                           2,311       2,389
                                             ----------- -----------

 TOTAL ASSETS                                   $26,882     $30,057
                                             =========== ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
 Accounts payable                                $2,345      $2,622
 Accrued expenses                                 3,121       3,459
 Current portion of capital lease obligations        41          65
 Customer deposits                                1,820       2,081
 Deferred revenues                                  270         575
                                             ----------- -----------
 TOTAL CURRENT LIABILITIES                        7,597       8,802

 TOTAL LONG-TERM LIABILITIES                     11,962      10,691

 TOTAL STOCKHOLDERS' EQUITY                       7,323      10,564
                                             ----------- -----------

 TOTAL LIABILITIES & STOCKHOLDERS' EQUITY       $26,882     $30,057
                                             =========== ===========

    CONTACT: AirNet Communications Corporation, Melbourne
             Investor Relations Officer
             Stuart Dawley, 321/953-6783
             sdawley@airnetcom.com